EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 15, 1998, is entered into between NET/TECH INTERNATIONAL, INC., a Delaware Corporation (the "Company"), and GLENN E. COHEN ("Executive").

                                    RECITALS

         A. The Company wishes to employ Executive as Chairman of the Board, President and Chief Executive Officer in accordance with the terms and conditions set forth below.

         B. The Executive wishes to be employed by the Company as Chairman of the Board, President and Chief Executive Officer in accordance with the terms and conditions set forth below.

         THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and Executive agree as follows:

         1. EMPLOYMENT DUTIES. During the term of the Agreement (as defined in paragraph 8 below), the Company will employ Executive as its Chairman of the Board, President and Chief Executive Officer. In such capacities, Executive will be responsible for managing the day to day operations of the Company and will report directly to the Board of Directors (the "Board") and perform all such duties on a full-time basis as may be designated by the Board. The Executive's election as a member of the Company's Board shall be determined by the shareholders of the Company and the Company shall have no obligation to effect such election.

         It is understood and agreed that Executive shall devote such time as is deemed necessary for the performance of his duties as Chairman of the Board, President and Chief

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Executive Officer. It is further understood that Executive is involved in other business activities that would not interfere with his ability to perform his duties as Chairman of the Board, President and Chief Executive Officer.

         2. START DATE. October 15, 1998.

         3. BASE SALARY. Base salary shall be at the rate of $125,000.00 per calendar year payable in periodic installments in accordance with the Company's regular payroll practices. The base salary shall be increased at the rate of $25,000.00 per year. Such increase shall be effective each calendar year.

         4. BONUS. Executive shall be eligible to receive a bonus as determined by the Board.

         5. EXPENSES. Executive shall be entitled to prompt reimbursement (within 30 days of submission of request for reimbursement) for all reasonable, ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the employment period (in accordance with the policies and procedures established for senior executive officers of the Company) in the performance of his duties and responsibilities for the Company under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with the policies and procedures of the Company.


         6. EMPLOYEE BENEFITS. The Company shall provide Executive the following fringe benefits:

         a) fully paid basic health insurance and major medical insurance;
         b) a dental plan;
         c) vacation of four (4) weeks per calendar year;

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         d) an Income Continuation and Disability Plan in an amount equal to at least 70% but not greater than 80% of Executive's annual base salary as shall be standard with the insurance company which provides such coverage;

         e) term life insurance equal to one and one-half (1 1/2) times Executive's current annual base salary provided, however, if Executive is rated by the life insurance company any increase in premiums resultING from such rating shall be paid by Executive; and

         f) officers' and directors' liability insurance.

         7. STOCK OPTIONS. The Company, subject to shareholder approval, hereby grants to Executive options to acquire 250,000 shares of the Company's Common Stock at an exercise price of $.15 per share. The Company, subject to shareholder approval, hereby grants Executive options to acquire 750,000 shares of the Company's Common Stock at an exercise price of .15(cent) per share first exercisable and conditioned upon the Company achieving revenue of 1 million dollars or more from and after the date of grant (October 15, 1998) of the option. The term of said options shall be five (5) years.

         Upon any Change of Control of the Company as that term is defined herein or, in the event Executive is terminated for any reason other than for cause, voluntary termination, death or disability, any and all options held by Executive to the extent they are not vested will become vested and any conditions to the exercise of those options shall be deemed satisfied.

         8. TERM OF EMPLOYMENT. The term of Executive's employment under this Agreement (the "Term") will begin on October 15, 1998 and will continue, subject to the termination provisions set forth in paragraph 9 below AND THE EXTENSION PROVISIONS OF THIS PARAGRAPH 8, UNTIL OCTOBER 15, 2003. On April 15, 1999 and on April 15 every year thereafter,

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the Term of Executive's employment shall be automatically extended BY ONE (1)
additional year, unless, on or before such date, the Company shall have delivered to Executive or Executive shall have delivered to the Company written notice that the Term of Executive's employment hereunder will not be extended. The word "Term" as defined and used herein shall include any additional one (1) year extension period unless otherwise indicated.

9. RESIGNATION - TERMINATION.


                     a) In order to assist Executive during any transition
                        period that may occur, if Executive is terminated for any reason other than for cause, voluntary termination, death or disability, Executive shall be entitled to a severance payment ("the Severance") equal to the amount of compensation which would otherwise be payable during the remainder of the original term of this Agreement (as such term may have been extended). The Severance shall be payable on all regularly scheduled pay days following Executive's employment termination.

                    b) Executive may resign upon ninety (90) days prior written notice to the Company, in which event Executive shall be paid Executive's full compensation until the effective date of termination. Provided, however, if Executive resigns after an Adverse Change, such resignation shall constitute a termination of this Agreement without cause.


                    c)  As used herein, the following terms are defined;

                        (i) "Adverse Change" shall mean any of the following:

                            (A) Any material diminution of Executive's
                                positions, duties or responsibilities with the Company.

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                            (B) A relocation of the Company's principal
                                executive office to a location outside of the State of New Jersey without Executive's consent.

                            (C) The failure of the Company to comply in good
                                faith with the terms of this Agreement.

                            (D) A Change in Control OCCURS AND THE EXECUTIVE
                                REMAINS IN THE EMPLOY OF THE COMPANY FOR A
                                PERIOD OF ONE (1) YEAR FOLLOWING SUCH CHANGE IN CONTROL. DURING SUCH ONE (1) YEAR PERIOD, THE EXECUTIVE SHALL BE PAID HIS ENTIRE THEN CURRENT COMPENSATION UNDER THIS AGREEMENT AND SUCH COMPENSATION SHALL NOT BE CONSIDERED AS PART OF EXECUTIVE'S SEVERANCE.

                            AN ADVERSE CHANGE SHALL NOT BE DEEMED TO HAVE OCCURRED PURSUANT TO SUBSECTIONS (A), (B), (C) OR
                            (D) ABOVE UNLESS A DETERMINATION WITH RESPECT TO AN ADVERSE CHANGE HAS BEEN MADE BY EXECUTIVE WITHIN ONE
                            (1) YEAR OF THE OCCURRENCE OF THE EVENTS SPECIFIED IN THE FOREGOING SUBSECTIONS.


                            (ii)"CHANGE OF CONTROL" means the occurrence of any
                                one of the following events:

                            (A) (I) Any consolidation or merger of the Company
                                in which the Company respectively is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of the Company shall be controlled by another corporation; or (II) a recapitalization including an exchange of the Company's equity securities by the holders thereof in which any "Person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner (within the meaning of Rule 13d3 promulgated under the Exchange Act) of securities of the Company representing more than 30% of the combined power of the then outstanding securities ordinarily having the right to vote in the election of directors;

                            (B) any sale, lease, exchange or transfer (in one
                                transaction or series of related transactions) of all or substantially all of the assets of the Company;

                            (C) approval by the shareholders of the Company of
                                any plan or proposal for the liquidation or dissolution of the Company unless such plan or proposal is abandoned within sixty (60) days following such approval;


                            (D) any "Person" (as such term is used in Sections
                                13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner of securities of the Company representing more than 30% of the combined voting power of outstanding securities ordinarily having the right to vote in the election of directors; or


                            (E) more than 50% of the then existing directors of
                                the Company are changed at any election of the Board.

                     d) DISABILITY.

                       (i) In the event that at any time during the Employment Term, Executive, due to physical or mental injury, illness, disability or incapacity, including "disability" within the meaning of the disability plan which the Company then has in effect entitling Executive to benefits

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                                thereunder, shall fail to perform satisfactorily
                                and continuously the duties assigned to him and the services to be performed by him hereunder for a period of three (3) consecutive months or for a non-consecutive period of five (5) months within any twelve (12) month period, the Company may terminate Executive's Employment for "Disability" upon not less than thirty (30) days prior written notice (such notice referred to herein as a "Termination Notice") to Executive.

                       (ii) During any period (the "Disability Period") that Executive, due to physical or mental injury, illness, disability or incapacity, including "disability" within the meaning of the disability plan which the Company then has in effect entitling Executive to benefits thereunder, fails to perform satisfactorily and continuously the duties assigned to him and the services to be performed by him thereunder, the Company shall continue to pay to Executive the Annual Salary (as in effect at such time), less any compensation payable to Executive under the applicable disability insurance plan of the Company during such Disability Period. Thereafter, if Executive's employment hereunder is terminated pursuant to Section 9(d)(i), the Company shall have no further obligations under this Agreement after the effective date of Executive's termination of employment other than the compensation payable to Executive under the applicable disability insurance plan of the Company.


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                     e) DEATH. Executive's employment shall terminate
                        immediately upon the death of Executive. Upon termination of Executive's employment pursuant to this
                        Section 9(e) as a result of his death, the Company shall have no further obligations under this Agreement after the date of Executive's death, other than the payment of
                        (i) the Annual Salary accrued and unpaid through the date of Executive's death, and (ii) the bonus payment, if any, payable pursuant to Section 4 for the final year of the Company during which Executive's death shall have occurred, it being understood that payments under this
                        Section 9(e) shall be made to Executive's heirs and assigns.

                     f) FOR CAUSE TERMINATION. The Company may at any time
                        terminate Executive's employment hereunder and Executive shall have no right to receive any further compensation or severance upon the occurrence of any of the following events:

                        (i) a conviction or a plea of NOLO CONTENDERE, a guilty plea or confession by Executive to an act of fraud, misappropriation or embezzlement with respect to the Company, or to a felony; or

                        (ii) the commission of a fraudulent act or practice by Executive affecting the Company.

         10. CONFIDENTIALITY AND PROPRIETARY INFORMATION. Executive agrees to disclose promptly and fully to the Company all inventions, improvements, discoveries, or new ideas (collectively "Inventions") made or conceived by Executive, either alone or with others which are along the existing or contemplated lines of the Company's business and Executive will execute any necessary papers or perform such other acts which may be necessary to evidence

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title to such inventions in the Company. Executive also acknowledges that any such inventions are the property of the Company. Executive will not disclose, publish, use or permit anyone else to disclose, publish or use any proprietary or confidential information or trade secrets of the Company at any time during or after Executive's employment with the Company unless required to do so by law. Such information shall include, but not be limited to, product information, information concerning the past, present or future business interests or plans of the Company, customer/client lists, financial information and information imparted to the Company by third parties which the Company protects from disclosure to other parties. At the end of Executive's employment, Executive will return to the Company any proprietary or confidential information in Executive's possession.

         11. NON-SOLICITATION OF COMPANY CUSTOMERS. For a period of one year following the end of Executive's employment with the Company, Executive agrees to not solicit or do business with directly or indirectly, any present or past customer of the Company, or any prospective customer of the Company with whom Executive had contact, in connection with the hand wash monitoring business and/or any other business which resulted therefrom while Executive was employed by the Company.

         12. NON-SOLICITATION OF COMPANY EMPLOYEES. For a period of one year following the end of Executive's employment with the Company, Executive agrees to not participate directly or indirectly in the hiring or soliciting for employment of any person employed by the Company or in any manner seek to induce any such person to leave his or her employment with the Company with the exception of Executive's personal secretary.

         13. NON-COMPETE AGREEMENT. For a period of one year following the end of Executive's employment with the Company, Executive will not, directly or indirectly, create,

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sell, market, or otherwise provide any product related to the hand wash monitoring business. The Executive will also not engage in any business activity which is directly or indirectly in competition with the hand wash monitoring business being developed, marketed, distributed, planned, sold or otherwise provided by the Company.

         14. REPRESENTATIONS. The Executive represents that he has read and fully understands the terms of this Agreement and has signed it voluntarily. Executive acknowledges that the Company may suffer irreparable harm if Executive breaches this Agreement and may, in addition to other remedies, obtain an injunction to prevent a breach or further breach of this Agreement. Executive has been given an adequate opportunity to review this Agreement with the attorney or other personal counsel of his choosing. Executive acknowledges that this Agreement is the entire agreement between Executive and the Company and that it supersedes any and all prior written or oral agreements, representations, or any other documents or understandings.

         15. GOVERNING LAW AND AMENDMENTS. This Agreement shall be interpreted pursuant to the laws of the State of New Jersey. This Agreement may only be changed by written agreement signed by the parties hereto and approved by the Board. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

         16. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of each party's heirs, executors, personal representatives and assigns.

         17. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally, sent via

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overnight mail or United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:         Glenn E. Cohen
                                      456 Ocean Avenue North #3
                                      Long Branch, New Jersey  07740
                                      Tel: (732) 229-4338



         If to the Company:           Net/Tech International, Inc.
                                      1 West Front Street, Suite 30
                                      Red Bank, New Jersey 07701

or to such other address or the attention of such other person as the recipient party has previously furnished to the other parties in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

         18. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach or promise by such other party.

         19. HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                     NET/TECH INTERNATIONAL, INC.



                                     By:________________________



                                     /s/ GLENN E. COHEN
                                     ---------------------------
                                         Glenn E. Cohen


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